UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

Invitae Corporation

(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	*

*

On February 21, 2024, the New York Stock Exchange (“NYSE”) filed a Form 25 relating to the delisting from the NYSE of the Company’s common stock. The delisting became effective on March 2, 2024. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became effective 90 days after the Form 25 filing.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed, on February 13, 2024 (the “Petition Date”), Invitae Corporation (the “Company”) and certain of its direct and indirect subsidiaries (together with the Company, the “Company Parties”) filed voluntary petitions to commence proceedings under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Invitae Corporation, et al.

On May 1, 2024, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Laboratory Corporation of America Holdings (“Labcorp”), solely in its capacity as guarantor, and with Labcorp Genetics Inc. (the “Purchaser”), an affiliate of Labcorp, as purchaser, as a result of the Purchaser being selected as the successful bidder in an auction authorized by the Court pursuant to, inter alia, sections 105, 363, and 365 of the Bankruptcy Code and the Order (I) Approving the Sale of the Acquired Assets Free and Clear of all Liens, Claims, and Encumbrances and (II) Authorizing the Debtors to Enter Into and Perform Their Obligations under the Labcorp Asset Purchase Agreement [Docket No. 463] (the “Sale Order”). Pursuant to the Asset Purchase Agreement, the Company will sell certain assets of the Company and its subsidiaries (the “Business”) for a cash purchase price of $239,000,000 plus additional non-cash considerations, including the Purchaser’s assumption of certain liabilities of the Business (the “Sale Transaction”). As per the terms of the transaction, the Purchaser will be responsible for the payment of the Assumed Cure Costs (as defined in the Asset Purchase Agreement) in respect of the assigned contracts that are part of the Business.

Item 1.03	Bankruptcy or Receivership.

On July 22-23, 2024, the Bankruptcy Court held a confirmation hearing to approve the Company’s Third Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code and the transactions contemplated thereunder (the “Plan”). The Bankruptcy Court approved the Plan, and on August 2, 2024, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming the Third Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No.913] (the “Confirmation Order”) confirming the Plan. The Plan is attached to the Confirmation Order as Exhibit A. Capitalized terms used but not specifically defined herein have the meanings specified for such terms in the Plan or the Confirmation Order.

A copy of the Confirmation Order is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.03. All filings related to the Chapter 11 Cases are available electronically at https://www.veritaglobal.net/invitae.

Summary of Confirmed Plan

The Plan authorized, among other things, the (i) distribution of proceeds and (ii) winding down of the remainder of the Company Parties’ estates following the consummation of the Sale Transaction pursuant to the Sale Order. The foregoing summary is qualified in its entirety by reference to the full text of the Confirmation Order, which includes the Plan as an exhibit.

Certain Information Regarding Assets and Liabilities of the Debtors

In the Company’s most recent monthly operating report filed with the Bankruptcy Court on July 30, 2024, the Company reported aggregated total assets of approximately $394 million and total liabilities of approximately $1,692 million for the reporting period ended June 30, 2024. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Effectiveness of Confirmed Plan

The Plan became effective on August 7, 2024 (the “Effective Date”) when the Company Parties filed a Notice of (A) Entry of the Order Confirming the Third Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code and (B) Occurrence of Effective Date (the “Notice of Effective Date”) with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description is a summary of the material terms of the Notice of Effective Date, does not purport to be complete and is qualified in its entirety by reference to the full text of the Notice of Effective Date filed as Exhibit 99.1 to this Current Report on Form 8-K.

Consummation of Sale Transaction

On August 5, 2024, pursuant to the Asset Purchase Agreement and the Sale Order, the Company and Purchaser closed the Sale Transaction.

Cautionary Note to Holders of the Company’s Common Stock

As a result of the Plan becoming effective, all of the Company’s equity interests, consisting of outstanding shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), were cancelled, released, extinguished, and discharged and will be of no further force or effect as of the Effective Date without consideration and have no value.

No shares of Common Stock will be reserved for future issuance in respect of claims and interests filed and allowed under the Plan or pursuant to the exercise of any rights, options, or other obligations of the Company to issue its Common Stock.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The Plan provides that on the Effective Date, except for the purpose of evidencing a right to a distribution under the Plan or to the extent otherwise provided in the Plan, including in Article V.A thereof, all notes, agreements, instruments, certificates and other documents evidencing claims or interests, including (i) the Indenture, dated as of March 7, 2023 (as amended by the First Supplemental Indenture, dated as of August 22, 2023, the Second Supplemental Indenture, dated as of December 8, 2023, and the Third Supplemental Indenture, dated as of January 12, 2024, and as further amended, supplemented or otherwise modified from time to time, the “Secured Notes Indenture”), by and among the Company, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent, (ii) the Indenture, dated as of September 10, 2019 (as amended, supplemented or otherwise modified from time to time), by and between the Company, and Wilmington Savings Fund Society, Federal Savings Bank (as successor in interest to U.S. Bank Trust Company, National Association and U.S. National Bank Association), as trustee, and (iii) the Indenture, dated as of April 8, 2021 (as amended, supplemented or otherwise modified from time to time), by and between the Company and Wilmington Savings Fund Society, Federal Savings Bank (as successor in interest to U.S. Bank Trust Company, National Association and U.S. National Bank Association), as trustee and (iv) all other credit agreements and indentures, shall be automatically deemed discharged, cancelled, and of no further effect, and the obligations of the Company Parties and any non-debtor affiliate thereunder or in any way related thereto, including any liens and/or claims in connection therewith, shall be deemed satisfied in full, cancelled, discharged, released, and of no force or effect, and the agents named in the Plan shall be released from all duties and obligations thereunder. Holders of or parties to such cancelled instruments, securities, and other documentation have no rights arising from or relating to such instruments, securities and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.

The certificates, shares and ownership interests and related agreements, purchase rights, options and warrants that were cancelled on the Effective Date included all of the Common Stock and related rights to purchase or receive shares of Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Plan provides that on the Effective Date the Company’s existing board of directors will be dissolved without any further action and any remaining officers shall be dismissed without any further action . Each of the Company’s directors, Randal W. Scott, PhD, Eric Aguiar, M.D., Jill Frizzley, Geoffrey S. Crouse, Christine M. Gorjanc, Kenneth D. Knight, Kimber D. Lockhart, Chitra Nayak, and William H. Osborne, and the Company’s remaining officers, including Kenneth D. Knight, Chief Executive Officer, Ana J. Schrank, Chief Financial Officer, Thomas R. Brida, General Counsel, Chief Compliance Officer and Secretary, and David B. Sholehvar, M.D., Chief Operating Officer, ceased being directors and officers of the Company on the Effective Date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Findings of Fact, Conclusions of Law, and Order Confirming the Third Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code.

99.1	Notice of (A) Entry of the Order Confirming the Third Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code and (B) Occurrence of Effective Date.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2024

INVITAE CORPORATION

By:	/s/ Andrew Spirito
Name:	Andrew Spirito
Title:	Managing Director, FTI Consulting; Plan Administrator pursuant to the Third Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code